Exhibit 99.1

Thoratec® Reports Second Quarter 2015 Results

- Revenue of $128.7 million for the second quarter of 2015

- Worldwide HeartMate pump unit growth of 20%

- GAAP net income per diluted share of $0.24, and non-GAAP net income per diluted share of $0.37

- No financial guidance due to pending transaction

PLEASANTON, Calif., Aug. 4, 2015 /PRNewswire/ -- Thoratec Corporation (NASDAQ: THOR), a world leader in mechanical circulatory support (MCS) therapies to save, support and restore failing hearts, today reported its financial results for the second quarter and first half of 2015.

"The second quarter continued our trend of improving company and market performance and marked a notable return of revenue growth throughout our business," said D. Keith Grossman, President and Chief Executive Officer. "We were pleased not only with improved market growth, but also with our competitive position, particularly in the U.S.," he added.

For the quarter ended July 4, 2015, Thoratec reported revenues of $128.7 million, a nine percent increase versus revenues of $118.1 million in the same period a year ago. Net income on a GAAP basis was $13.2 million, or $0.24 per diluted share, compared to GAAP net income of $17.4 million, or $0.30 per diluted share, in the same period last year. Non-GAAP net income, which is described later in this press release, was $20.2 million, or $0.37 per diluted share in the second quarter of 2015, compared to non-GAAP net income of $24.4 million, or $0.43 per diluted share, in the second quarter of 2014.

Second quarter revenue growth was driven by the HeartMate franchise, reflecting both an acceleration in worldwide market growth for chronic MCS pumps, which reached approximately 18 percent in terms of pump units sold, along with market share gains in the U.S. Year-over-year HeartMate pump unit growth of 20 percent worldwide consisted of an 18 percent increase in the U.S. and growth of 27 percent internationally.

For the first six months of fiscal 2015, revenues were $250.0 million, an increase of three percent over revenues of $243.8 million in the same period a year ago. Net income on a GAAP basis was $24.0 million, or $0.44 per diluted share, compared with GAAP net income of $35.7 million, or $0.62 per diluted share, in the same period a year ago. Non-GAAP net income was $41.1 million, or $0.75 per diluted share, compared with non-GAAP net income of $48.1 million, or $0.84 per diluted share, in the same period a year ago.

Second Quarter and First Six Months of 2015 Financial Results

Thoratec reported revenues of $128.7 million in the second quarter of 2015. The HeartMate product line contributed $113.7 million, an increase of 11 percent, while the CentriMag product line contributed $13.4 million, an increase of two percent. The negative impact of foreign currency movements reduced total revenue by $3.3 million, or three percent, compared with the second quarter of 2014.

For the first half of 2015, Thoratec reported revenues of $250.0 million, an increase of three percent, compared to the same period last year. The HeartMate product line contributed $218.8 million to revenues, an increase of three percent, while the CentriMag product line contributed $27.2 million, an increase of four percent. The negative impact of foreign currency movements reduced total revenue by $6.1 million, or three percent, during the first half of 2015 compared with the prior year period.

GAAP gross margin in the second quarter of 2015 was 69.0 percent compared to 70.9 percent in the same quarter last year. Non-GAAP gross margin, described later in this press release, was 70.0 percent compared to 72.4 percent in the same quarter last year. The decrease in GAAP and non-GAAP gross margin was due primarily to manufacturing variances and the impact of foreign exchange.

GAAP operating expenses in the second quarter of 2015 were $70.4 million compared to $58.5 million in the same quarter last year. Non-GAAP operating expenses, described later in this press release, were $61.3 million compared to $50.3 million in the same quarter last year. The increase in both GAAP and non-GAAP operating expenses was primarily due to higher personnel expenses, as well as legal and clinical trial costs. In addition, GAAP operating expenses increased in 2015 due to higher stock-based compensation and the re-measurement of contingent consideration, partially offset by lower acquisition-related transaction costs in 2015.

GAAP other income in the second quarter of 2015 was $0.7 million compared to $0.6 million in the same quarter last year. Non-GAAP other income, described later in this press release, was $0.1 million compared to $0.6 million in the same quarter last year.

The GAAP effective tax rate in the second quarter of 2015 was 30.4 percent versus 32.5 percent a year ago. The non-GAAP tax rate, which is described later in this press release, was 29.9 percent versus 32.0 percent in the same period last year. The decrease in the GAAP and non-GAAP effective tax rate was primarily due to a higher mix of income generated in lower tax jurisdictions.

Cash and investments were $278.2 million as of July 4, 2015, compared to $244.6 million as of April 4, 2015, and $234.7 million as of January 3, 2015. The company repurchased $4.8 million of stock during the second quarter of 2015.

GUIDANCE

The company is not providing 2015 financial guidance due to the definitive agreement to be acquired by St. Jude Medical.

CONFERENCE CALL/WEBCAST INFORMATION

Thoratec will hold a conference call to discuss its financial results and operating activities for all interested parties at 1:30 p.m., Pacific Daylight Time (4:30 p.m., Eastern Daylight Time), today. The teleconference can be accessed by calling (719) 325-2320, passcode 5828271. Please dial in 10-15 minutes prior to the beginning of the call. The webcast will be available via the Internet at http://www.thoratec.com. A replay of the conference call will be available through Tuesday, August 11, via http://www.thoratec.com, or by telephone at (719) 457-0820, passcode 5828271.

GAAP TO NON-GAAP RECONCILIATION

Thoratec management evaluates and makes operating decisions using various measures. These measures are generally based on revenues generated by the company's products and certain costs of producing those revenues, such as costs of product sales, research and development and selling, general and administrative expenses. We use the following measures, which are not calculated in accordance with Generally Accepted Accounting Principles ("GAAP"): non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP other income, non-GAAP tax rate and expense, non-GAAP net income, and non-GAAP net income per diluted share. These are non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. These non-GAAP financial measures are calculated by excluding certain GAAP financial items that we believe have less significance to the day-to-day operation of our business. The company has outlined below the type and scope of these exclusions and the limitations on the use of the non-GAAP financial measures as a result of these exclusions.

Management uses these non-GAAP financial measures for financial and operational decision making, including in the determination of employee annual cash incentive compensation, as a means to evaluate period-to-period comparisons, as well as comparisons to our competitors' operating results. Management also uses this information internally for forecasting and budgeting, as it believes that the measures are indicative of Thoratec's core operating results. Management also believes that non-GAAP financial measures provide useful supplemental information to management and investors regarding the performance of the company's business operations, provide a greater transparency with respect to key metrics used by management in its decision making, facilitate comparisons of results for current periods and guidance for future periods with our historical operating results, and assist in analyzing future trends.

Non-GAAP net income consists of GAAP net income, excluding, as applicable, the tax-effected impact of share-based compensation expense, the impairment and amortization of purchased intangible assets, acquisition-related contingent consideration adjustments including foreign currency re-measurement, and acquisition-related transaction costs.

Non-GAAP net income per diluted share is defined as non-GAAP net income divided by the weighted average number of shares on a fully-diluted basis.

Non-GAAP gross profit and gross margin consist of GAAP gross profit and gross margin excluding, as applicable, share-based compensation expense and the impairment and amortization of purchased intangible assets.

Non-GAAP operating expenses consist of GAAP operating expenses excluding, as applicable, share-based compensation expense, the impairment and amortization of purchased intangible assets, acquisition-related contingent consideration adjustments, and acquisition-related transaction costs.

Non-GAAP other income consists of GAAP other income excluding the impact of foreign currency re-measurement related to contingent consideration.

Non-GAAP income tax expense consists of the GAAP income tax expense adjusted for the tax effect of the adjustments from GAAP net income to non-GAAP net income, including the impact of the adjustment to prior years' GAAP tax expense that was recorded in the first quarter of 2015.

Management believes that it is useful in measuring Thoratec's operations to exclude the impairment and amortization of purchased intangible assets. These costs are primarily fixed at the time of an acquisition and, unlike other fixed costs that result from ordinary operations, are the result of infrequent and irregular events.

Because of varying valuation methodologies, subjective assumptions and the variety of award types that companies can use, Thoratec management believes that providing non-GAAP financial measures that exclude share-based compensation allows investors to compare Thoratec's recurring core business operating results to those of other companies and over multiple periods. The exclusion also enhances investors' ability to review Thoratec's business from the same perspective as Thoratec management, which believes that share-based compensation expense is not directly attributable to the underlying performance of the company's business operations.

Thoratec management has excluded acquisition-related contingent consideration adjustments, including foreign currency re-measurement, and acquisition-related transaction costs from GAAP results to allow investors to compare Thoratec's recurring core business operating results to those of other companies and over multiple periods.

There are a number of limitations related to the use of non-GAAP financial measures. First, non-GAAP financial measures exclude some costs, namely share-based compensation, that are recurring expenses. Second, share-based compensation is part of an employee's compensation package and as such may be useful for investors to consider. Third, the components of costs that we exclude in our non-GAAP financial measures may differ from components that our peer companies exclude when they report their results from operations.

Non-GAAP financial measures should not be considered as a substitute for measures of financial performance in accordance with GAAP. However, these measures may provide additional insight into Thoratec's financial results. Investors and potential investors are strongly encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results and not to rely on any single financial measure to evaluate our business.

The following table includes the GAAP condensed consolidated balance sheets as of July 4, 2015 and January 3, 2015:

THORATEC CORPORATION
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	July 4, 2015	January 3, 2015
ASSETS
Current assets:
Cash and cash equivalents	$ 144,925	$ 72,814
Short-term available-for-sale investments	129,042	157,664
Receivables, net of allowances of $1,892 in 2015 and $1,504 in 2014	79,915	72,847
Inventories	70,859	62,204
Deferred tax assets	15,782	15,727
Income tax receivable	14,476	10,778
Prepaid expenses and other assets	5,922	12,458
Total current assets	460,921	404,492
Property, plant and equipment, net	49,371	51,231
Goodwill	226,578	225,293
Purchased intangible assets, net	40,313	44,488
Long-term available-for-sale investments	4,212	4,239
Other long-term assets	35,787	34,240
Total Assets	$ 817,182	$ 763,983
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 20,969	$ 12,662
Accrued compensation	25,472	22,836
Warranty and related accrual	8,648	10,639
Contingent liabilities, current portion	5,782	14,902
Other accrued liabilities	22,391	20,441
Total current liabilities	83,262	81,480
Long-term deferred tax liability	4,376	3,592
Other long-term liabilities	17,079	14,458
Contingent liabilities, non-current portion	32,237	31,656
Total Liabilities	136,954	131,186

Shareholders' equity:

Common shares: no par, authorized 100,000; issued and outstanding 54,741 in 2015 and 54,109 in 2014	-	-
Additional paid-in capital	652,793	614,577
Retained earnings	45,335	40,242
Accumulated other comprehensive loss	(17,900)	(22,022)
Total Shareholders' Equity	680,228	632,797
Total Liabilities and Shareholders' Equity	$ 817,182	$ 763,983

The following table includes the GAAP Condensed Consolidated Statements of Operations for the three and six month periods ended July 4, 2015 and June 28, 2014:

THORATEC CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended		Six Months Ended
	July 4, 2015	June 28, 2014	July 4, 2015	June 28, 2014

Product sales	$ 128,692	$ 118,063	$ 250,000	$ 243,760
Cost of product sales	39,897	34,307	77,026	74,333
Gross profit	88,795	83,756	172,974	169,427
Operating expenses:
Selling, general and administrative	43,932	35,477	84,049	70,978
Research and development	26,511	23,048	52,628	46,387
Total operating expenses	70,443	58,525	136,677	117,365
Income from operations	18,352	25,231	36,297	52,062
Other income and (expense):
Interest expense	(13)	(2)	(13)	(2)
Interest income and other	687	559	1,504	806
Income before taxes	19,026	25,788	37,788	52,866
Income tax expense	(5,778)	(8,375)	(13,760)	(17,214)
Net income	$ 13,248	$ 17,413	$ 24,028	$ 35,652

Net income per share
Basic	$ 0.24	$ 0.31	$ 0.44	$ 0.63
Diluted	$ 0.24	$ 0.30	$ 0.44	$ 0.62

Shares used to compute net income per share:
Basic	54,481	56,723	54,246	56,781
Diluted	55,261	57,188	55,155	57,538

The following table presents our quarterly revenues by source for the first and second quarter of fiscal 2015 and for the full year of fiscal 2014:

THORATEC CORPORATION
Quarterly Revenue Analysis
(Unaudited)
(in millions)

	Three Months Ended

	July 4, 2015	April 4, 2015	January 3, 2015	September 27, 2014	June 28, 2014	March 29, 2014

Revenue by Product Line
HeartMate	$ 113.7	$ 105.1	$ 112.4	$ 91.6	$ 102.0	$ 110.0
CentriMag (1)	13.4	13.8	12.6	11.3	13.1	13.0
PVAD & IVAD	0.8	1.7	2.0	2.4	2.5	2.3
Other	0.8	0.7	1.0	0.5	0.5	0.4
Total	$ 128.7	$ 121.3	$ 128.0	$ 105.8	$ 118.1	$ 125.7

Revenue by Category
Pump	$ 93.1	$ 86.9	$ 92.1	$ 74.2	$ 81.6	$ 89.3
Non-Pump	34.8	33.7	34.9	31.1	36.0	36.0
Other	0.8	0.7	1.0	0.5	0.5	0.4
Total	$ 128.7	$ 121.3	$ 128.0	$ 105.8	$ 118.1	$ 125.7

Revenue by Geography
United States	$ 104.3	$ 96.1	$ 99.7	$ 85.7	$ 94.2	$ 95.6
International	24.4	25.2	28.3	20.1	23.9	30.1
Total	$ 128.7	$ 121.3	$ 128.0	$ 105.8	$ 118.1	$ 125.7

(1) CentriMag includes PediMag/PediVAS® sales

The following table presents our quarterly HeartMate pump units by geography for the first and second quarter of fiscal 2015 and for the full year of fiscal 2014:

THORATEC CORPORATION
Quarterly HeartMate Pump Units (1)
(Unaudited)

	Three Months Ended
Units by Geography	July 4, 2015	April 4, 2015	January 3, 2015	September 27, 2014	June 28, 2014	March 29, 2014
United States	793	686	746	612	670	701
International	242	247	291	213	191	263
Total (1)	1,035	933	1,037	825	861	964

(1) Includes HeartMate III units sold commercially or implanted in clinical trials.

The following table reconciles the specific items excluded from GAAP net income in the calculation of non-GAAP net income and diluted net income per share for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Net Income
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended		Six Months Ended
Net income reconciliation	July 4, 2015	June 28, 2014	July 4, 2015	June 28, 2014

Net income on a GAAP basis	$ 13,248	$ 17,413	$ 24,028	$ 35,652
Share-based compensation expense:
- Cost of product sales	675	756	1,459	1,377
- Selling, general and administrative	6,198	4,794	12,855	8,819
- Research and development	2,581	2,283	4,537	4,419
Amortization of purchased intangibles:
- Cost of product sales	552	1,016	1,105	2,029
- Selling, general and administrative	507	765	1,014	1,526
- Research and development	132	132	264	264
Acquisition-related contingent consideration adjustments:
- Selling, general and administrative	(53)	(377)	515	712
- Research and development	(194)	(593)	303	(2,148)
Acquisition-related transaction costs	21	1,271	28	1,271
Foreign currency re-measurement of contingent consideration	(606)	-	(1,102)	-
Income tax expense (1)	(2,843)	(3,092)	(3,874)	(5,839)
Net income on a non-GAAP basis	$ 20,218	$ 24,368	$ 41,132	$ 48,082

	Three Months Ended		Six Months Ended
Diluted net income per share reconciliation	July 4, 2015	June 28, 2014	July 4, 2015	June 28, 2014

Diluted net income per share on a GAAP basis	$ 0.24	$ 0.30	$ 0.44	$ 0.62
Share-based compensation expense:
- Cost of product sales	0.01	0.01	0.03	0.02
- Selling, general and administrative	0.11	0.09	0.23	0.15
- Research and development	0.05	0.04	0.08	0.08
Amortization of purchased intangibles:
- Cost of product sales	0.01	0.02	0.02	0.04
- Selling, general and administrative	0.01	0.01	0.02	0.03
- Research and development	-	-	-	0.01
Acquisition-related contingent consideration adjustments:
- Selling, general and administrative	-	-	0.01	0.01
- Research and development	-	(0.01)	0.01	(0.04)
Acquisition-related transaction costs	-	0.02	-	0.02
Foreign currency re-measurement of contingent consideration	(0.01)	-	(0.02)	-
Income tax expense (1)	(0.05)	(0.05)	(0.07)	(0.10)
Diluted net income per share on a non-GAAP basis	$ 0.37	$ 0.43	$ 0.75	$ 0.84

	Three Months Ended		Six Months Ended
	July 4, 2015	June 28, 2014	July 4, 2015	June 28, 2014

Shares used in calculation of diluted net income per share -- GAAP and non-GAAP	55,261	57,188	55,155	57,538

(1) Includes the impact of both the differential between the GAAP and non-GAAP tax rates and the tax effect of non-GAAP adjustments.

The following table reconciles the specific items excluded from GAAP gross profit and gross margin in the calculation of non-GAAP gross profit and gross margin for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Gross Profit and Gross Margin
(Unaudited)
(in thousands)

	Three Months Ended				Six Months Ended
	July 4, 2015		June 28, 2014		July 4, 2015		June 28, 2014

Gross profit on a GAAP basis	$ 88,795	69.0%	$ 83,756	70.9%	$ 172,974	69.2%	$ 169,427	69.5%
Share-based compensation expense	675		756		1,459		1,377
Amortization of intangibles	552		1,016		1,105		2,029
Gross profit on a non-GAAP basis	$ 90,022	70.0%	$ 85,528	72.4%	$ 175,538	70.2%	$ 172,833	70.9%

The following table reconciles the specific items excluded from GAAP operating expenses in the calculation of non-GAAP operating expenses for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Operating Expenses
(Unaudited)
(in thousands)

	Three Months Ended		Six Months Ended
	July 4, 2015	June 28, 2014	July 4, 2015	June 28, 2014

Operating expenses on a GAAP basis	$ 70,443	$ 58,525	$ 136,677	$ 117,365
Share-based compensation expense:
- Selling, general and administrative	(6,198)	(4,794)	(12,855)	(8,819)
- Research and development	(2,581)	(2,283)	(4,537)	(4,419)
Amortization of purchased intangibles:
- Selling, general and administrative	(507)	(765)	(1,014)	(1,526)
- Research and development	(132)	(132)	(264)	(264)
Acquisition-related contingent consideration adjustments:
- Selling, general and administrative	53	377	(515)	(712)
- Research and development	194	593	(303)	2,148
Acquisition-related transaction costs	(21)	(1,271)	(28)	(1,271)
Operating expenses on a non-GAAP basis	$ 61,251	$ 50,250	$ 117,161	$ 102,502

The following table reconciles the specific items excluded from GAAP other income in the calculation of non-GAAP other income for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Other Income and Expense
(Unaudited)
(in thousands)

	Three Months Ended		Six Months Ended
	July 4, 2015	June 28, 2014	July 4, 2015	June 28, 2014

Other income (expense) on a GAAP basis	$ 674	$ 557	$ 1,491	$ 804
Foreign currency re-measurement of contingent consideration	(606)	-	(1,102)	-
Other income (expense) on a non-GAAP basis	$ 68	$ 557	$ 389	$ 804

The following table reconciles the adjustments from GAAP income tax expense to non-GAAP income tax expense:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Income Tax Expense
(Unaudited)
(in thousands)

	Three Months Ended				Six Months Ended
	July 4, 2015		June 28, 2014		July 4, 2015		June 28, 2014

Income Tax expense on a GAAP basis	$ 5,778	30.4%	$ 8,375	32.5%	$ 13,760	36.4%	$ 17,214	32.6%
Share-based compensation expense and other	2,598		2,949		5,257		5,228
Amortization of purchased intangibles	418		650		836		1,298
Acquisition-related contingent consideration adjustments	(54)		(996)		266		(1,176)
Acquisition-related transaction costs	8		489		11		489
Foreign currency re-measurement of contingent consideration	(127)		-		(231)		-
Prior years' tax adjustment	-		-		(2,265)		-
Income Tax expense on a non-GAAP basis	$ 8,621	29.9%	$ 11,467	32.0%	$ 17,634	30.0%	$ 23,053	32.4%

About Thoratec

Thoratec is a world leader in therapies to address advanced-stage heart failure. The company's products include the HeartMate II® and HeartMate 3™ LVAS (Left Ventricular Assist Systems) and Thoratec® VAD (Ventricular Assist Device) with more than 20,000 devices implanted in patients suffering from heart failure. Thoratec also manufactures and distributes the CentriMag®, PediMag®/PediVAS®, and HeartMate PHP™ product lines. HeartMate 3 and HeartMate PHP are investigational devices and are limited by US law to investigational use. Thoratec is headquartered in Pleasanton, California. For more information, visit the company's website at http://www.thoratec.com.

Thoratec, the Thoratec logo, HeartMate and HeartMate II are registered trademarks of Thoratec Corporation and HeartMate III, HeartMate PHP, PVAD, IVAD and Pocket Controller are trademarks of Thoratec Corporation. CentriMag and PediMag are registered trademarks of Thoratec LLC, and PediVAS is a registered trademark of Thoratec Switzerland GmbH.

Many of the preceding paragraphs, particularly but not exclusively those addressing guidance for fiscal 2015 financial results or future performance contain forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the words, "believes," "views," "expects," "anticipates, " "plans," "likely," "should," "could," "will," "estimates," and other similar words. Actual results, events or performance could differ materially from these forward-looking statements based on a variety of factors, many of which are beyond Thoratec's control. Therefore, readers are cautioned not to put undue reliance on these statements. Investors are cautioned that all such statements involve risks and uncertainties, including risks related to regulatory approvals, the development of new products, including development and clinical trial timing, and new markets including Destination Therapy, the growth of existing markets for our products, customer and physician acceptance of Thoratec products, changes in the mix of existing markets for our products and related gross margin for such product sales, the ability to improve financial performance, the effects of FDA regulatory requirements, our ability to address quality issues adequately and on a timely basis without a resulting recall of products or interruption of manufacturing or shipment of products, the effects of healthcare reimbursement and coverage policies, the effects of seasonality on Thoratec product sales, the effects of competition and the effects of any merger, acquisition and divestiture related activities. Forward-looking statements contained in this press release should be considered in light these factors and those factors discussed from time to time in Thoratec's public reports filed with the Securities and Exchange Commission, such as those discussed under the heading, "Risk Factors," in Thoratec's most recent annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other SEC filings. These forward-looking statements speak only as of the date hereof. Thoratec undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

CONTACT: Neil Meyer, Senior Director of Treasury and Investor Relations, Thoratec Corporation, (925) 738-0029